SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — March 14, 2007
TRUE RELIGION APPAREL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2263 E. Vernon Avenue, Vernon, California		90058

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (323) 266-3072
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Effective March 14, 2007, Ms. Kymberly Gold-Lubell will no longer serve as the Vice President, Women’s Design or a member of the Board of Directors of True Religion Apparel, Inc. (the “Company”). Ms. Gold-Lubell will serve as a consultant to the Company pursuant to the Waiver and Release Agreement described in paragraph (e) below.
     (e) On March 14, 2007, the Company and its wholly-owned subsidiary, Guru Denim, Inc., entered into a Waiver and Release Agreement with Ms. Gold-Lubell (the “Release Agreement”), pursuant to which Ms. Gold-Lubell and the Company will end the employment relationship, effective March 14, 2007. In connection with the execution of the Release Agreement, Ms. Gold-Lubell will receive a lump sum severance payment of $675,000. In addition, provided the Release Agreement remains in effect and for a period of 18 months following March 14, 2007, the Company will provide Ms. Gold-Lubell and her eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Ms. Gold-Lubell and the Company had not ended the employment relationship (or, at the Company’s option, pay the applicable COBRA premium for such coverage). However, the Company’s obligations will end if Ms. Gold-Lubell becomes eligible to receive group health coverage under another employer’s plan or if she receives health insurance benefits through any family member.
     For a period of two years beginning March 14, 2007, Ms. Gold-Lubell will make herself reasonably available to the Company to consult regarding the transition of her duties to other employees of the Company. Ms. Gold-Lubell will provide her services exclusively to the Company and will not provide services of any nature to any other person or entity without the Company’s written consent. For her consulting services, Ms. Gold-Lubell will receive a consulting fee of $30,208.33 per month.
     While the Release Agreement remains in effect, Ms. Gold-Lubell’s outstanding shares of restricted stock will continue to vest in accordance with the original vesting schedule. All stock options held by Ms. Gold-Lubell must be exercised pursuant to the terms and conditions set forth in the Company’s equity incentive plans and the option agreements pursuant to which the stock options were granted to Ms. Gold-Lubell; provided, however, that notwithstanding anything to the contrary contained in the stock options, the equity incentive plans or the option agreements, Ms. Gold-Lubell will have a period of three months from March 14, 2007 during which she may exercise outstanding stock options. Thereafter, any unexercised stock options held by Ms. Gold-Lubell shall terminate and cease to be outstanding.
     Pursuant to the Release Agreement, Ms. Gold-Lubell has agreed to unconditionally release and discharge the Company and its affiliates and representatives from all claims and liabilities of any kind or nature, whether known or unknown. Ms. Gold-Lubell will be subject to certain “lock-up” restrictions for a period of three years, which will restrict her ability to directly or indirectly sell, pledge or dispose of her shares of common stock of the Company. Ms. Gold-Lubell has also agreed that without the consent of the Company, for a period of seven years, she will be subject to a “standstill period” in which she will not, among other actions, acquire ownership in any of the Company’s securities (other than shares acquired pursuant to the exercise of stock options), participate in or influence any solicitation of proxies, form or participate in any group with respect to any voting of securities, or participate in any transaction relating to the ownership of the Company or its assets.
     During the period in which she serves as a consultant to the Company pursuant to the Release Agreement, Ms. Gold-Lubell will be subject to certain non-competition restrictions with respect to the Company, which prohibit Ms. Gold-Lubell, without the prior written consent of the Company, from engaging in any line of business conducted directly or indirectly by the Company or which is covered in a written proposal or business plan of the Company, with certain exceptions. Ms. Gold-Lubell will also be subject to certain non-solicitation restrictions with respect to the Company during the period in which she serves as a consultant to the Company and for an additional one year thereafter. Additionally, Ms. Gold-Lubell will be subject to certain non-interference restrictions with respect to the Company while she serves as a consultant to the Company and for an additional 18 months thereafter. Ms. Gold-Lubell has seven days to revoke the Release Agreement.
     Concurrently with the execution of the Release Agreement, Ms. Gold-Lubell entered into a Voting Agreement (the “Voting Agreement”) with Jeffrey Lubell, the Company’s Chairman of the Board and Chief Executive Officer. Pursuant to the Voting Agreement, Ms. Gold-Lubell has delivered to Mr. Lubell an Irrevocable Proxy whereby Mr. Lubell has been granted the right to vote in all matters all of Ms. Gold-Lubell’s shares of common stock of the Company (whether held at the time of execution of the Voting Agreement or acquired by Ms. Gold-Lubell thereafter) for a period of 10 years.
     The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Release Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable.
     (b) Not Applicable.
     (c) Not Applicable.
     (d) Exhibits.
     Exhibit 10.1
     Waiver and Release Agreement, dated March 14, 2007, by and among Ms. Kymberly Gold-Lubell, True Religion Apparel, Inc. and Guru       Denim, Inc.
     Exhibit 99.1
     Press release, dated March 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: March 15, 2007	By:	/s/ Michael Buckley Name: Michael Buckley Title: President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Waiver and Release Agreement, dated March 14, 2007, by and among Ms. Kymberly Gold-Lubell, True Religion Apparel, Inc. and Guru Denim, Inc.

99.1	Press Release, dated March 15, 2007.